Exhibit 99.1

                           Universal Television Group
                             Combined Balance Sheet
                                 (in thousands)

                                         December 31, 1997
                                        -------------------
                                            (Unaudited)


ASSETS

Current Assets:
     Cash and Short Term Investments               $27,325

     Accounts and notes receivable                 389,826

     Program Inventory                             328,501
     Other                                          17,864
                                        -------------------

                          Total Current Assets     763,516

Program Inventory                                  389,810
Property, plant and equipment, net                  37,300
Intangible assets, net                           2,456,771
Long-term investments                                9,062
Long-term receivables, deferred charges
    and other                                      153,464
                                        -------------------
                          Total assets          $3,809,923
                                        ===================

LIABILITIES AND EQUITY

Current Liabilities:
     Accounts payable, accrued and other
          current liabilities                     $179,009
     Program liabilies                             311,225
     Deferred revenue                               35,808
                                        -------------------
                          Total Current
                           Liablilities            526,042

Other long-term liabilities                         97,246

Program liabilities                                229,710

Equity:
    Equity investment                            2,956,925
                                        -------------------

                          Total Equity           2,956,925
                                        -------------------

                                        ===================
                          Total
                            liabilities
                              and
                               equity           $3,809,923
                                        ===================

                           Universal Television Group
                        Combined Statement Of Operations
                                 (in thousands)


                                                          Six Months Ended
                                                            December 31,

                                                 ------------------------------------
                                                     1997                   1996
                                                 --------------         -------------
                                                             (Unaudited)


Revenues                                              $746,417              $322,323

Costs and expenses
     Program costs                                     470,516               252,429
     Selling, general and administrative expenses      129,178                42,444
     Depreciation and amortization                      43,540                 4,210
                                                 --------------         -------------

Operating income                                       103,183                23,240

Nonoperating income

     Equity of Combined USAN                               ---                26,748
     Interest income (expense), net                       (554)                  473
                                                 --------------         -------------

Income before income taxes                             102,629                50,461

Income tax provision                                    41,052                19,625
Minority interest                                       17,270                   ---
                                                 --------------         -------------

Net income                                             $44,307               $30,836
                                                 ==============         =============



                           Universal Television Group
                        Combined Statements Of Cash Flows
                                 (in thousands)


                                                    For the Six Months Ended
                                                          December 31,

                                               -----------------------------------
                                                    1997               1996
                                               ----------------   ----------------
                                                          (Unaudited)


Cash flows from operating activities
        Net income                                     $44,307            $30,836
 Adjustments to reconcile net income to net
        cash provided by operations:
        Additions to program costs                    (442,269)          (256,817)
        Amortization of program costs                  401,680            213,981
        Amortization of goodwill and other assets       37,199             13,044
        Depreciation of property, plant and equipment    6,342                581
        Equity in net income of Combined USAN              ---            (35,728)
        Distributions received from Combined USAN          ---             25,000
        Minority interest in Combined USAN              17,270                ---
        (Increase) decrease in accounts and notes
          receivables                                  (47,649)            (6,811)
        Increase (decrease) in accounts payable and
          other liabilities                             36,578            101,604
        Increase (decrease) in program liabilities      69,699             23,858
        Increase (decrease) in deferred film revenues   (2,644)            21,627
        Increase (decrease) in current and deferred
         income taxes                                  (26,357)           (15,489)
        Other changes, net                               3,017            (10,711)
                                               ----------------   ----------------
Net cash provided by operating activities               97,173            104,975
                                               ----------------   ----------------

Cash flows from investing activities
         Property, plant and equipment                  (4,999)            (1,536)
         Acquisition of Multimedia Entertainment             -            (49,100)
                                               ----------------   ----------------
Net cash (used in) investing activities                 (4,999)           (50,636)
                                               ----------------   ----------------

Cash flows from financing activities

         Net cash transferred to Universal             (93,580)           (54,638)
         Loan repayment from Combined USAN                                  1,833
                                               ----------------   ----------------
Net cash used in financing activities                  (93,580)           (52,805)
                                               ----------------   ----------------

(Decrease) increase in cash and cash equivalents        (1,406)             1,534
Cash and cash equivalents at beginning of period        28,731             19,046
                                               ----------------   ----------------

Cash and cash equivalents at end of period             $27,325            $20,580
                                               ================   ================

Supplemental disclosures of cash flow information:
          Interest paid                                   $647                 $0
                                               ================   ================

          Income taxes paid (net of refunds received)  $49,950            $20,638
                                               ================   ================


                           UNIVERSAL TELEVISION GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                ($ in thousands)

Note 1 - Unaudited Financial Statements

      The accompanying unaudited combined financial statements are based in part on estimates and include normal recurring adjustments which management believes are necessary for a fair presentation of the financial position of Universal Television Group ("UTG") at December 31, 1997 and the results of its operations for the six month period then ended. The combined financial statements and related notes are condensed and have been prepared in accordance with generally accepted accounting principles applicable to interim periods; consequently, they do not include all generally accepted accounting disclosures required for complete annual financial statements and should be read in conjunction with the combined financial statements and notes as of June 30, 1997 and 1996 and June 4, 1995. The operating results for the six months ended December 31, 1997 and 1996 are not necessarily indicative of full year results.

Note 2 - Basis of Presentation

      For the purpose of these combined financial statements as of and for the six months ended December 31, 1997, UTG included the domestic television production and domestic and international television distribution operations, as well as 100% of the operations of USA Networks ("USAN") and Sci-Fi Channel Europe L.L.C. ("Sci-Fi Europe") (collectively, "Combined USAN") subsequent to October 21, 1997, the date which Universal acquired the remaining 50% of USAN it did not already own (see Note 3). The statement of operations of UTG for the six months ended December 31, 1997 reflects a minority interest representing Viacom's 50% ownership of Combined USAN) prior to its acquisition by Universal. The comparative consolidated balance sheet at June 30, 1997 and statement of operations for the six month period ended December 31, 1996 include the operations of UTG and 50% of the operations of Combined USAN, accounted for using the equity method of accounting.

      At December 31, 1997, UTG was owned by Universal Studios,
Inc. ("Universal"), which is 84% owned by The Seagram Company Ltd. ("Seagram") and 16% owned by Matsushita Electric Industrial Co. Ltd. ("Matsushita"). Pursuant to the terms of an Investment Agreement, dated as of October 19, 1997, among Universal, HSN, Inc., Home Shopping Network, Inc. and Liberty Media Corporation ("Liberty"), Universal contributed USAN and its domestic television production and distribution businesses to USAi on February 12, 1998.

      The accompanying consolidated financial statements and related notes reflect the carved-out historical results of operations and financial position of the television business of Universal, as described above. These financial statements are not necessarily indicative of results that would have occurred if UTG had been a separate, stand-alone entity during the periods presented or of future results of UTG.

Note 3 - Acquisition of USA Networks

      On October 21, 1997, Universal acquired Viacom's 50% interest in USA Networks, including the Sci-Fi Channel, for $1.7 billion in cash. The acquisition has been accounted for under the purchase method of accounting. The cost of the acquisition has been allocated to the estimated fair market values of the assets acquired and liabilities assumed, including programming rights, future commitments to purchase programming and other contractual commitments. This valuation resulted in $1.6 billion of unallocated excess of cost over fair value of assets acquired, which will be amortized over 40 years.

The unaudited condensed pro forma results of operations data presented below assumes the USA Networks acquisition occurred at the beginning of each period presented. These pro forma results of operations were prepared based upon the historical consolidated statements of operations of UTG and Combined USAN for the six months ended December 31, 1997 and the year ended June 30, 1997, adjusted to reflect purchase accounting. The unaudited pro forma information is not necessarily indicative of the combined results of operations of UTG and Combined USAN that would have resulted if the transactions had occurred on the dates previously indicated, nor is it necessarily indicative of future operating results of UTG.



                         Six Months Ended                        Year Ended
                         December 31, 1997                     June 30, 1997
                         ------------------                  -----------------


Revenue                       746,417                            1,389,701
                         ------------------                  ------------------

                         ------------------                  ------------------
Net Income                     61,577                              112,401
                         ------------------                  ------------------



Note 4 - Income Taxes

      UTG is included in the consolidated federal income tax return of its ultimate U.S. parent, J.E. Seagram Corp., a wholly owned subsidiary of Seagram. The tax provisions reflected in the Consolidated Statements of Operations have been calculated based on the assumption that UTG would have paid federal, state and foreign taxes on a separate company basis. The resulting current income tax liability has been satisfied directly by J.E. Seagram Corp. and is reflected in the Universal equity investment. Intercompany tax payments amounted to $42,000 and $12,100 for the six months ended December 31, 1997 and 1996, respectively.

Note 5 - Details of Balance Sheet Accounts



                                             December 31,  1997

Accounts and notes receivable

Current                                          $413,012
Reserve for doubtful accounts                     (23,186)

                                                 $389,826

Program costs, net of amortization

Released                                         $696,974
In process and unreleased                          21,337

                                                  $718,311

Goodwill

Goodwill                                        $2,494,059
Accumulated amortization                          (37,288)

                                                $2,456,771


Note 6 - Universal Equity Investment

An analysis of the Universal equity investment activity is as follows:




Balance, June 30, 1997                                       $2,988,247
Net income                                                       44,307
Change in cumulative foreign currency translation adjustment      1,589
Net cash transfers                                              (93,580)
Allocated charges from Universal                                 16,362

Balance, December 31, 1997                                   $2,956,925


      Universal funds the working capital requirements of its businesses based upon a centralized cash management system. Universal's equity investment includes accumulated equity as well as any payables and receivables due to/from Universal resulting from cash transfers and other intercompany activity.

Note 7 - Related Party Transactions

      Universal and certain of its subsidiaries have provided a variety of services to UTG. The principal transactions between Universal and its subsidiaries and UTG are summarized below (see Note 4 for a description of the tax relationship between Universal and UTG):

                                                  Six months Ended

                                                   December 31,

                                                  1997      1996


Allocations from Universal

  Corporate overhead(a)                         $11,428     $10,440
  Information technology overhead (b)             2,065       2,381
  Insurance (c)                                   1,764       1,848
  Rent(d)                                         1,105       1,370
                                                  -----       -----

Total allocations                                16,362      16,039
Other charges from Universal
  Production facility usage(e)                    6,838       5,386
  Selling, general and administrative(f)          6,034       7,832
                                                  -----       -----

Total                                           $29,234     $29,257
                                                =======     =======


(a) Includes allocations for certain corporate services, such as management, finance, legal and tax consulting and return preparation. These costs were allocated based upon certain employee annual compensation costs and tangible assets of UTG.

(b) Information technology usage and support costs were allocated based on usage.

(c) Costs charged for insurance have been based upon Universal's actual costs and UTG's proportional payroll, revenues and insured assets, with adjustments for loss experience.

(d) Rent charged to UTG has been an allocation of the actual rent expense, based upon the amount of space occupied by UTG in proportion to the total rented space of Universal.

(e) Production at Universal's studio facility is based on fair market rates applicable to third parties based on similar usage levels.

(f) Selling, general and administrative expenses have been charged by Universal for the distribution of television product in the home video and pay television markets and the licensing of television product to merchandisers.


      Other services provided by Universal are as follows:

      UTG has participated in Universal's centralized cash management system. Working capital requirements of UTG have been met and the majority of intercompany transactions have been effected through changes in the Universal equity investment. UTG has had no external sources of financing, such as available lines of credit, as would be necessary to operate as a stand-alone company.

      Employees of UTG have been paid directly by Universal and some have participated in incentive compensation and other employee plans of Universal. The salary and related costs, incentive compensation and costs of other employee plans have been charged to UTG based upon actual costs incurred by Universal.

      UTG has been charged for certain payments, principally professional fees, based on the actual amounts paid by Universal for such services.

      A summary of related party program licensing by UTG to USA Networks is as follows:

  Revenues for the six months ended December 31, 1996            $31,076

  License fees receivable at December 31, 1996                   $71,357

     Management believes that the allocation methods described above are appropriate in the circumstances.

Note 8 - Commitments and Contingencies

     UTG is involved in various lawsuits, claims and inquiries. Management and its legal counsel believe that the resolution of these matters will not have a material adverse effect on the financial position of UTG or the results of its operations.

     In connection with the 1992 acquisition of Sci-Fi Channel, certain contingent amounts will be payable 90 days after the first full calendar year that the net revenues of Sci-Fi Channel and Sci-Fi Europe combined exceed the following amounts:


                                                              Required
                                          Revenues            Payments

                                               (in thousands)

                                          $75,000              $2,500
                                          100,000               5,000
                                          150,000               7,500


For the years ended December 31, 1997 and 1996, Sci-Fi Channel and Sci-Fi Europe, collectively had net revenues of $124,500,000 and $87,626,000, respectively. Combined USAN paid $2,500,000 to the former owner of Sci-Fi Channel during March 1997 in accordance with the Sci-Fi Channel acquisition agreement.

      USAN is involved in continuing disputes regarding the amounts to be paid by it for the performance of copyrighted music from members of the American Society of Composers, Authors and Publishers ("ASCAP") and by Broadcast Music, Inc. ("BMI"). The payments to be made to ASCAP will be determined by a federal judge in a so-called "rate court" proceeding. In the initial phase of the proceeding, it has been determined that USAN is to pay ASCAP an interim fee of three-tenths of one percent (0.3%) of its gross revenues. This fee level is subject to adjustment upward or downward in future rate court proceedings or as the result of subsequent negotiations for all payments from January 1, 1986. All ASCAP claims prior ro January 1, 1986 have been settled and are final.

      On November 1, 1991, USAN and BMI agreed to terms on a license which provided for a payment of a stipulated sum as final payment for all periods prior to and including December 31, 1989 for the payment of license fees, which are now final, amounting to three-tenths of one percent (0.3%) of USAN's gross revenues for the period from January 1, 1990 through June 30, 1992 and for interim fees of three-tenths of one percent (0.3%) from July 1, 1992 forward. This arrangement is terminable by either party upon 30-days notice. In December 1994, a BMI "rate court" was established under the provisions of BMI's own government consent decree. The establishment of this rate court could, by the terms of the BMI license, subject the interim fees to upward or downward adjustment, resulting from a rate determination proceeding before that court should such a proceeding be initiated.

Note 9 - Subsequent Event

      On February 11, 1998, Universal and HSN, inc. ("HSNi") announced they had finalized a transaction under which HSNi acquired a substantial portion of UTG's television assets, including 100% of USA Networks, in exchange for $4.075 billion of value, comprised of a combination of securities that in effect represent approximately 45% of HSNi's outstanding equity equivalents, plus approximately $1.3 billion in cash. In addition, HSNi has changed its corporate name to "USA Networks, Inc." .

      An international television joint venture, consisting of the international operations of USA Networks and the Sci-Fi Channel and certain international digital programming services owned by Universal, has been created and will be equally owned by USA Networks, Inc. and Universal. Universal will manage the joint venture and retain ownership of its television library and its international television production and distribution operations.